Calculation of Filing Fee Tables
S-8
Hims & Hers Health, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	11,362,276	$ 15.47	$ 175,774,409.72	0.0001381	$ 24,274.45
Total Offering Amounts:						$ 175,774,409.72		$ 24,274.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 24,274.45
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), that become issuable under the Registrant's 2020 Equity Incentive Plan ("the Equity Incentive Plan") as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Class A Common Stock, as applicable. (2) Represents shares of Class A Common Stock that were automatically added to the shares reserved for issuance under the Equity Incentive Plan on January 1, 2026 pursuant to an "evergreen" provision in the Equity Incentive Plan. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $15.47 per share, which is the average of the high and low prices of the Registrant's Class A Common Stock as reported by the New York Stock Exchange on February 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A